Exhibit 99.28(h)(vii)

AMENDED AND RESTATED EXHIBIT A

          THIS EXHIBIT A, amended and restated effective as of November 16, 2011, is Exhibit A to that certain Transfer Agency Services Agreement dated as of April 3, 2006, between BNY Mellon Investment Servicing (US) Inc. (formerly, PFPC Inc.) and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury Large Cap Core Fund
(f/k/a Old Westbury Large Cap Equity Fund)
Old Westbury Large Cap Strategies Fund
(f/k/a Old Westbury International Fund)
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Global Small & Mid Cap Fund
(f/k/a Old Westbury Global Small Cap Fund)
Old Westbury Real Return Fund
Old Westbury Global Opportunities Fund

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Michael DeNofrio

Name:	Michael DeNofrio

Title:	Managing Director

Date:	February 20, 2012

OLD WESTBURY FUNDS, INC.

By:	/s/ Marc D. Stern

Name:	Marc D. Stern

Title:	President

Date:	February 7, 2012